NEWS RELEASE

The Hartford Signs Agreement To Acquire Navigators, A Global Specialty Underwriter

•	Broadens and deepens The Hartford’s product offerings and underwriting risk appetite

•	Expands global underwriting reach; includes an established presence at Lloyd’s

•	Brings together two underwriting-centric organizations with a commitment to attracting and retaining top talent

•	Expected to be accretive to The Hartford’s net income and core earnings* in 2020

HARTFORD, Conn., Aug. 22, 2018 – The Hartford has signed a definitive agreement to acquire all outstanding common shares of The Navigators Group, Inc. (NASDAQ: NAVG), a global specialty underwriter, for $70 a share, or $2.1 billion in cash. The transaction has been approved by the boards of directors of both companies and is subject to approval by Navigators’ shareholders and other customary closing conditions, including regulatory approvals. It is expected to close in the first half of 2019.

“We are excited to announce the acquisition of Navigators, which we are confident will achieve key strategic and financial objectives for The Hartford,” said The Hartford’s Chairman and CEO Christopher Swift. “It expands our product offerings and geographic reach, and adds tenured and proven underwriting and industry talent while strengthening our value proposition to agents and customers. We are optimistic about our combined growth opportunities and expect the acquisition to generate attractive returns.”

Navigators, which was founded in 1974, is recognized as a market leader in the global marine, construction and energy industries, as well as in U.S. excess casualty and surplus lines. In addition to an established presence at Lloyd’s, the company also has growing underwriting operations in Europe, Asia and Latin America. The company currently operates three business segments: U.S. Insurance (58 percent of 2017 gross written premiums), International Insurance (29 percent) and Global Reinsurance (13 percent).

The Hartford’s President Doug Elliot added, “This transaction combines two organizations with disciplined underwriting cultures and a shared commitment to innovation, financial performance, and attracting and retaining top talent. Together, we will leverage a more complete product and service offering through a best-in-class distribution network enabled by our combined underwriting, claim capabilities and risk engineering, and enhanced by The Hartford’s strong brand.”

Navigators is headquartered in Stamford, Conn., with 22 locations in the U.S. and eight locations internationally. The company has approximately 820 employees globally who will join The Hartford upon closing. Approximately 600 of its employees are based in the U.S. and 150 are located in the U.K.

“We look forward to bringing Navigators’ specialty lines capabilities to The Hartford,” said Stanley A. Galanski, Navigators President and CEO. “By joining The Hartford and leveraging the strength of its balance sheet and quality of its core commercial insurance products, we will create exciting opportunities to deliver enhanced value to our brokers and policyholders.”

The Hartford has sufficient existing resources to fund the total purchase price of approximately $2.1 billion, but will consider alternative sources of capital prior to the closing. The Hartford does not intend to issue common equity in connection with the acquisition.

The Hartford expects the acquisition to generate an attractive return over time. The impact of the acquisition on The Hartford’s consolidated 2019 and 2020 financial results will depend on a variety of factors, including the timing of the close, finalization of purchase accounting impacts, such as determination of goodwill and other intangible assets, integration costs, and acquisition-related charges, including transaction costs and changes in Navigators’ loss reserves or other balance sheet items.

The acquisition is expected to result in an immaterial reduction in 2019 net income before considering the impact of acquisition-related charges, which have not yet been finalized. Excluding acquisition-related charges as well as integration costs*, the company expects the acquisition to be immediately accretive to 2019 net income.

For 2020, The Hartford expects the acquisition to be accretive to net income by $30 million to $75 million and to core earnings by $60 million to $95 million. This is comprised of a contribution by Navigators of $80 million to $125 million to net income and $110 million to $145 million to core earnings, offset by a reduction of approximately $50 million in The Hartford’s net investment income, after tax, due to the cash used to fund the acquisition. All of these estimates are preliminary and will be updated based on market conditions, business plans, financial results and other developments between now and closing.

The Hartford will host a webcast and conference call to review the acquisition at 8:30 a.m. EDT on Aug. 22, 2018. The conference call can be accessed at 877-685-7362 (U.S.) or 478-219-0241 (International), passcode 6087567. The live listen-only webcast is available through the Investor Relations section of The Hartford's website at https://ir.thehartford.com. A replay of the call along with a transcript of the event will be available for at least 90 days.

Citigroup Global Markets Inc. acted as lead financial advisor to The Hartford, with Deutsche Bank Securities Inc. also providing financial advice. Mayer Brown provided legal counsel to The Hartford.

Additional information regarding the transaction can be found on The Hartford’s website at https://www.thehartford.com, including a presentation deck that summarizes key financial terms and benefits of the acquisition, and in Current Reports on Form 8-K filed today with the Securities and Exchange Commission by The Hartford and Navigators.

About The Hartford

The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com. Follow us on Twitter at www.twitter.com/TheHartford_PR.

The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Conn. For additional details, please read The Hartford’s legal notice.

HIG-F, C

*Denotes financial measure not calculated in accordance with generally accepted accounting principles (non-GAAP). See below under the heading “Discussion of Non-GAAP Financial Measures” for additional information, including the most directly comparable U.S. GAAP measure.

Forward-Looking Statements

Certain statements made in this release should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about The Hartford’s future results of operations and projections regarding the impact of the acquisition of Navigators.  We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially.

Factors that could cause The Hartford’s actual results to differ, possibly materially, from those in the forward looking statements include but are not limited to (i) receipt of regulatory approvals for the transaction; (ii) the successful closing of the transaction within the estimated timeframe; (iii) the failure to realize the expected synergies from the transaction or delay in realization thereof; (iv) purchase accounting impacts, including determination of goodwill and other intangible assets at closing; (v) integration costs; (vi) acquisition-related charges, including transaction costs and changes in Navigators’ loss reserves or other balance sheet items that are deemed necessary at closing; (vii) industry conditions; and (viii) other factors that can be found in The Hartford’s news releases and SEC filings, including those discussed in The Hartford’s news release issued on July 26, 2018, The Hartford’s Quarterly Reports on Form 10-Q, The Hartford’s 2017 Annual Report on Form 10-K, and other filings we make with the U.S. Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of today’s date.

Additional Information and Where to Find It

From time to time, The Hartford may use its website to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.

Discussion of Non-GAAP Financial Measures

This press release includes the financial measure core earnings, which is not derived from generally accepted accounting principles ("GAAP"). The Company uses core earnings to assist investors in analyzing the projected impact of the acquisition on the Company's operating performance for the periods presented. The Company believes core earnings provides investors with a valuable measure of the performance of the Company’s ongoing businesses because it reveals trends in our insurance and financial services businesses that may be obscured by including the net effect of certain realized capital gains and losses, certain restructuring and other costs, integration and transaction costs in connection with an acquired business, pension settlements, loss on extinguishment of debt, gains and losses on reinsurance gain transactions, income tax benefit from reduction in deferred income tax valuation allowance, impact of tax reform on net deferred tax assets, and results of discontinued operations.  Some realized capital gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to the insurance and underwriting aspects of our business. Accordingly, core earnings excludes the effect of all realized gains and losses (net of tax and the effects of DAC) that tend to be highly variable from period to period based on capital market conditions. The Company believes, however, that some realized capital gains and losses are integrally related to our insurance operations, so core earnings includes net realized gains and losses such as net periodic settlements on credit derivatives. These net realized gains and losses are directly related to an offsetting item included in the income statement such as net investment income.

Net income (loss) is the most directly comparable U.S. GAAP measures to core earnings. Core earnings should not be considered as a substitute for net income (loss) and does not reflect the overall profitability of the company’s business. Therefore, the Company believes that it is useful for investors to evaluate both net income (loss) and core earnings when reviewing the company’s performance. A quantitative reconciliation of net income (loss) to core earnings (loss) is not calculable on a forward-looking basis because it is not possible to provide a reliable forecast of realized capital gains and losses, which typically vary substantially from period to period.

Because the Company's calculation of core earnings may differ from similar measures used by other companies, investors should be careful when comparing the Company's core earnings with non-GAAP financial measures used by other companies.

The Company uses net income, before integration costs and acquisition-related charges, herein to assist investors in analyzing the projected impact of the acquisition on the Company's operating performance for the periods presented. The Company believes it is a valuable measure to illustrate the immediate run-rate impact to earnings that the acquisition is expected to have that may be obscured by acquisition-related charges, including transaction costs and changes in Navigators’ loss reserves or other balance sheet items that The Hartford may record at closing. Net income (loss) is the most directly comparable U.S. GAAP measure.

Media Contact:	Investor Contact:
Michelle Loxton	Sabra Purtill
860-547-7413	860-547-8691
michelle.loxton@thehartford.com	sabra.purtill@thehartford.com